CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the U.S. One Trust and to the use of our report dated March 31, 2010 on the statement of assets and liabilities as of March 26, 2010 of The One Fund (“the Fund”), a series of shares of beneficial interest of U.S. One Trust. Such financial statement appears in the Fund's Statement of Additional Information.

/s/ BBD, LLP BBD, LLP

Philadelphia, Pennsylvania
March 31, 2010